                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                        COLLECTION PERIOD: NOVEMBER 1998


DISTRIBUTION DATE:
           12/21/98


STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                                       Per $1,000 of Original
                                                                                                            Class A/Class B
                                                                                                                Amounts
                                                                                                                -------
   (i) Principal Distribution
         Class A-1                                                              $49,940,238.44                 $138.722885
         Class A-2                                                                       $0.00                   $0.000000
         Class A-3                                                                       $0.00                   $0.000000
         Class A-4                                                                       $0.00                   $0.000000
         Class B Amount                                                                  $0.00                   $0.000000

  (ii) Interest Distribution
         Class A-1                                                                 $579,837.50                   $1.610660
         Class A-2                                                                 $738,011.11                   $1.452778
         Class A-3                                                                 $630,666.67                   $1.433333
         Class A-4                                                                 $350,610.00                   $1.450000
         Class B Amount                                                            $127,471.83                   $1.561111

 (iii) Monthly Servicing Fee                                                     $1,359,545.46
         Monthly Supplemental Servicing Fee                                              $0.00

  (iv) Class A-1 Principal Balance (end of Collection Period)                  $310,059,761.56
       Class A-1 Pool Factor (end of Collection Period)                             86.127712%
       Class A-2 Principal Balance (end of Collection Period)                  $508,000,000.00
       Class A-2 Pool Factor (end of Collection Period)                            100.000000%
       Class A-3 Principal Balance (end of Collection Period)                  $440,000,000.00
       Class A-3 Pool Factor (end of Collection Period)                            100.000000%
       Class A-4 Principal Balance (end of Collection Period)                  $241,800,000.00
       Class A-4 Pool Factor (end of Collection Period)                            100.000000%
       Class B Principal Balance (end of Collection Period)                    $ 81,654,551.40
       Class B Pool Factor (end of Collection Period)                              100.000000%

   (v) Pool Balance (end of Collection Period)                               $1,581,514,312.96

  (vi) Interest Carryover Shortfall
         Class A-1                                                                       $0.00                   $0.000000
         Class A-2                                                                       $0.00                   $0.000000
         Class A-3                                                                       $0.00                   $0.000000
         Class A-4                                                                       $0.00                   $0.000000
         Class B                                                                         $0.00                   $0.000000
       Principal Carryover Shortfall
         Class A-1                                                                       $0.00                   $0.000000
         Class A-2                                                                       $0.00                   $0.000000
         Class A-3                                                                       $0.00                   $0.000000
         Class A-4                                                                       $0.00                   $0.000000
         Class B                                                                         $0.00                   $0.000000

 (vii) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                         $48,949,999.13
         Class B Amount                                                                  $0.00

(viii) Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                                            $0.00


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